EXHIBIT 10.1

PROMISSORY NOTE

$50,000.00	Melbourne, Florida March 25, 2009

FOR VALUE RECEIVED, Secured Financial Network, Inc., a Nevada corporation (hereinafter called “Maker”) hereby agrees and promises to pay to the order of Stuart P. Miller and Richard Goulding, as equal tenants in common (hereinafter called “Holder”), at 426 Pirates Moon Ct. Indialantic Florida 32903 or such other place as Holder may designate in writing, in lawful money of the United States of America, the principal sum of fifty thousand dollars ($50,000.00), together with interest thereon from the date hereof until maturity at the rate of eighteen percent (18%) per annum, such principal sum and interest to be paid:

(a)           All principal and interest is due and payable ninety (90) days after the date hereof along with the costs described in paragraph (n).

(b)           Each payment shall be applied first to the payment of the interest then accrued and due on the unpaid principal balance under this Note and the remainder, if any, of each payment, shall be applied to the reduction of the unpaid principal.  All interest hereunder shall be calculated on the basis of a three hundred sixty-five (365) day year.

(c)           If any payment of principal or interest provided for herein is not paid when due, each and every such delinquent payment, including the entire principal balance and accrued interest in the event of an acceleration of this Note as provided below, shall bear interest to the extent permitted by law at the maximum rate permitted by applicable law form its due date until date of payment.

(d)           In the event any payment required hereunder shall become overdue for a period in excess of ten (10) days, a charge of five percent (5%) of such overdue installment may be charged by the Holder hereof for the purpose of defraying the expense incident to handling such delinquent payment.  In addition to any other remedies Holder may have, the entire unpaid principal balance, accrued interest and other charges under this Note shall become immediately due and payable without notice or demand in the event any payment required hereunder is not made when due.

(e)           The rights or remedies of the Holder as provided in this Note, any documents providing for collateral or security for this Note (the “Security Documents”) shall be cumulative and concurrent, and may be pursued singly, successively, or together against the property described in the Security Documents, and other funds, property or security held by Holder for the payment hereof or otherwise at the sole discretion of the Holder.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

(f)            All agreements between the undersigned and the Holder hereof, whether now existing or whether hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance of detention of the money loaned hereunder, or advanced for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, security or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of any such other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from such circumstance the Holder hereof shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.  It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Note, or under any instrument evidencing or securing the loan evidenced hereby, that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the loan evidenced hereby, all such interest at any time contracted for, charged, or received from the undersigned or otherwise by the Holder in connection with such loan so that the rate of interest on account of such indebtedness, as so calculated, is uniform throughout the term hereof.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties.

(g)           Maker and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable on this Note, jointly and severally agree to pay all reasonable costs of collection, including reasonable attorneys’ fees (including paralegal fees) and all costs of suit, in case the unpaid principal sum of this Note, or any payment of interest thereon, is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by the Holder of the Security Documents or in the event the Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, or because of the existence of the Security Documents, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a Bankruptcy Court or other legal proceedings.

(h)           This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change or modification or discharge is sought.

(i)            Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, personal representatives, successors and assigns.  If Maker constitutes more than one party, all parties which constitute Maker shall be jointly and severally liable with respect to the obligations hereunder and under any instrument securing this Note.

(j)            This Note shall be construed to and governed by the laws of the State of Florida and the laws of the United States of America applicable to transactions in the State of Florida.  The exclusive venue for any action or proceeding under this Note shall be in Brevard County, Florida.

(k)           Maker hereby waives demand, presentment, protest and notice of dishonor, waives suit against or joinder of any other person, waives the right to interpose or set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding.

(l)            This Note may be prepaid in whole or in part at any time without penalty.

(m)           Maker waives the right to trial by jury (which Holder hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Note.  Maker hereby acknowledges that this provision has been voluntarily entered into and has been separately bargained for.

(n)           Maker shall also pay upon maturity of this Note documentary stamp tax of one hundred seventy-five dollars ($175.00) incurred by Holder and loan preparation costs of three hundred thirty-nine dollars ($339.00).

IN WITNESS WHEREOF, Maker has executed this Note as of the date of the first hereinabove written.

SECURED FINANCIAL NETWORK, INC.

By:	/s/ Jeffrey L. Schultz
Name:	Jeffrey L. Schultz
Title:	President